Exhibit 99.1

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reaches Settlements

Regarding Investigations of

Historical Stock Option Granting Practices

New York, NY — April 1, 2009 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today announced that it entered into two separate settlement agreements with the Securities and Exchange Commission (the “SEC”) and the District Attorney, New York County, New York (the “District Attorney”), both of which relate to previously disclosed investigations of the Company’s historical stock option granting practices.

Without admitting or denying the SEC’s allegations, the Company has agreed to pay a civil penalty of $3.0 million, and has stipulated to an injunction against future violations of certain provisions of the federal securities laws.  The settlement is subject to approval by the United States District Court for the Southern District of New York.  If court approval is obtained, the settlement will conclude the SEC’s investigation of this matter with respect to the Company.

As part of the settlement agreement with the District Attorney, the Company acknowledged that certain of its former directors and officers engaged in certain illegal behaviors related to the historical granting of stock options, and the District Attorney agreed not to prosecute the Company or its corporate subsidiaries for conduct related thereto. In addition, the Company agreed to pay $300,000 to the District Attorney for reimbursement of costs related to the District Attorney’s investigation, to undergo a review of its corporate governance structure by external legal counsel, and to hire an administrator for its stock plan.

Take-Two previously accrued the estimated expense for these settlements in its fourth quarter of fiscal 2008. The other civil litigation related to the Company’s historical stock option granting practices remains outstanding.

“We are pleased to have reached a settlement with both the SEC and District Attorney with respect to the Company’s historical stock option granting practices,” said Strauss Zelnick, Chairman of Take-Two.  “Resolving this issue has been a key objective for Take-Two since the current management team took office in early 2007, and we are gratified to have put this matter behind us.”

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™ and Nintendo DS™. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the realization of the anticipated benefits from our recent business reorganization, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation, actions by governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors) and risks associated with the Company’s concluded process to evaluate its strategic alternatives including stockholder litigation arising therefrom. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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